Exhibit 99.2


                          UNITED STATES DISTRICT COURT
                            DISTRICT OF CONNECTICUT

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Mason Capital, Ltd.,                                   CIVIL ACTION NO._____
                                                    :
                                    Plaintiff,
                                                    :
                  - against -
                                                    :
Kaman Corporation, Charles H. Kaman,
C. William Kaman II, Roberta C. Kaman,              :
Steven W. Kaman, Cathleen H. Kaman, Newgate
Associates Limited Partnership, and                 :
Oldgate Limited Partnership,
                                                    :
                                    Defendants.
                                                    :

                                                    :
- - - - - - - - - - - - - - - - - - - - - - - - - - x


                                   COMPLAINT

              Plaintiff Mason Capital, Ltd. alleges as follows:(1)

                             SUMMARY OF THE ACTION

         1. This case requires the straightforward application of an important provision of Connecticut law to a contract between a Connecticut corporation and some of its shareholders. Connecticut law recognizes that when corporations enter into certain kinds of business combinations, there are risks that the transactions will be structured to favor some stockholdcrs and to the disadvantage of others. For example, Connecticut law recognizes that the danger of such favoritism is particularly acute when a corporation negotiates a

--------------

(1) Plaintiff makes all allegations as to its own actions from its own knowledge and makes all other allegations on information and belief.

contract with some, but not all, of its shareholders. To protect shareholders who are not party to such contracts, Connecticut law requires not just that shareholders be given an opportunity to vote on such contracts, but that in addition to receiving support from a majority of all the shareholders, the transactions be approved by a supermajority of two-thirds of the disinterested shareholders.

         2. This supermajority requirement does much more than simply increase to 66.67 the percentage required to approve a transaction. Because the 66.67 percent is calculated by looking only at the votes belonging to those shareholders who are not interested in the proposed transaction, the supermajority requirement empowers disinterested shareholders to veto a transaction even if they own much less stock than the shareholders who have an interest in the transaction.

         3. The pertinent Connecticut statute, which is codified as part of the Connecticut Business Corporation Act at C.G.S. Section 33-840, et seq. (and is often referred to as the Connecticut Business Combinations Act) applies to a broad range of transactions deemed to constitute a "business combination." The term "business combination" is defined in Section 33-840(4)(A)-(E). Because those five subsections contain alternative definitions, a transaction which falls within the definitions in any one of those five provisions constitutes a "business combination" and is subject to the supermajority requirement in Conn. Gen. Stat. ss. 33-841.

         4. Kaman Corporation ("Kaman" or the "company") is a Connecticut corporation. Kaman has acknowledged that "Section 33-841 of the Connecticut Business Corporation Act, in general prohibits a business combination between a corporation and an interested shareholder, unless such combination is first approved by the corporation's board of directors, and then approved by the affirmative vote of at least . . . the holders of 2/3 of the voting power of the outstanding shares of voting stock of the corporation other than voting stocks held by the interested shareholder who, is or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder." (Amendment Number l to the Kaman Corporation Form S-4 Registration Statement Dated August 18, 2005, (as amended, the "Proxy Statement," attached as Exhibit 1) at 60). Kaman also admits in the Proxy Statement that: "The company is subject to Section 33-841 of the Connecticut Business Corporation Act."

         5. Kaman has negotiated a transaction with a group of Kaman shareholders that it admits owns or controls 82.6 percent of Kaman's voting stock. (Id. at 46.) That transaction is set out in a 35 page contract and is detailed for Kaman's shareholders in the Proxy Statement, which, when mailed to Kaman's stockholders, will ask them to approve the transaction at a Special Meeting of Shareholders scheduled for October 11, 2005.

         6. The transaction Kaman negotiated constitutes a "business combination" under pertinent language in not one, but two, of the alternative definitions of that term in Section 33-840(A)-(E). As such, the transaction is subject to the statutory supermajority requirement in Section 33-841. Yet, Kaman has made clear that absent some injunction or court order, it will consummate the transaction without supermajority approval. (Id. at iii.)

         7. The first reason the transaction is a "business combination" is the applicability of 33-840(A). Among the transactions qualifying as a "business combination" under that subsection is "a share exchange of the corporation . . .. with an interested shareholder." This transaction meets both prongs of that test:

                  a. To begin with, the transaction constitutes a "share exchange." The term "share exchange" is defined in Section 33-840(12) as "an exchange offer or any other exchange of securities of a person for the voting stock of a corporation." The contract (which is included at pages A-1 to A-25 of the Proxy Statement attached as
         Exhibit 1) has precisely that effect. Prior to the negotiation of the transaction, Kaman had authorized and issued two classes of stock:
         Class A Nonvoting Common Stock and Class B Voting Common Stock. The Class B Stock has 100 percent of Kaman's voting rights, but represents only about three percent of the company's economic value. The transaction now before the shareholders would replace those two classes of stock with a single class of voting common stock ("Common Stock" or "New Common Stock"). Pursuant to the agreement, if the transaction is approved, holders of Class B Stock would exchange each share of the Class B Stock they now hold for either: 3.58 shares of New Common Stock; or, at the option of the individual Class B Stockholder, one share of New Common Stock and $27.10 in cash. Class A Stockholders would not be given any choice about what they receive for their Class A Stock, as they would exchange each share of Class A Stock they have for one share of New Common Stock. While the contract tries to steer away from calling the transaction a "share exchange," the text makes plain that if approved, there would indeed be an "exchange of securities of a person for the voting stock of a corporation." For example, in Paragraph 16(a), in describing an option that Kaman has since exercised, the contract states, ". . .the Company would have a right to leave this Agreement in place and retain the Shareholders' contractual support thereunder by publicly announcing its revision of the Proposed Recapitalization such that the number of shares of Class A Stock to be received upon exchange of each share of Class B Stock would be increased to the number of shares needed for the 'Class B Share Deemed Value' of the revised proposed recapitalization. . ." (Ex. 1 at A-12.) The Proxy Statement (which will ultimately be sent with any amendments to all of Kaman's stockholders) is even more explicit: it repeatedly uses the word "exchange", "exchange ratio" or the like in describing various aspects of the transaction. For example, the Proxy Statement states: "Soon after the completion of the recapitalization, such shareholders will be sent a letter of transmittal with which they can submit to Mellon Investor Services, the company's transfer agent, the shareholders' share certificates in exchange for Common Stock certificates. Even if this exchange is not made by a shareholder, the shareholder will be entitled to receive the same dividends and voting rights as if the shareholder had exchanged their share certificates. . ." (Exhibit 1 at ii.)

                  b. There can also be no doubt that the second prong of the "business combination" test in Section 33-840(4)(A) is satisfied since the shareholders with whom Kaman has contracted are "interested shareholders" as that term is used in the statute. "Interested shareholder" is defined broadly. Designation as an "interested shareholder" does not require (or turn on) any kind of wrongdoing. Rather, the test is mechanical. The statute specifies that any person "that is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares of voting stock of the corporation" is an "interested shareholder." Conn. Gen. Stat. ss. 33-840(9). The statute also extends that definition to "affiliated persons" and "associates" of interested shareholders. Conn. Gen. Stat. ss. 33-840(1) and 33-840(2). Combined, the signatory stockholders own
         82.6 percent of Kaman's voting equity, and by virtue of their holdings and relationships, each signatory shareholder is either an interested shareholder or an associate or affiliate of an interested shareholders as those terms are defined in the statute. Since these stockholders clearly qualify as "interested shareholders" and the transaction constitutes a "share exchange," the transaction constitutes a business combination pursuant to Section 33-840(4)(A), the first of the five alternative definitions of that term.

         8. The second reason the proposed transaction is a "business combination" is the applicability of Section 33-840(4)(E). That subsection includes in the definition of "business combination" a "reclassification of securities . . . or recapitalization of the corporation. . ." Whether or not viewed as a share exchange under Section 33-840(4)(A), this transaction constitutes a "reclassification of securities . . . or recapitalization of the corporation. . ." under Section 33-840(4)(E).

         9. The text of the contract itself makes clear that among other things, this is a "reclassification of securities." Indeed, Paragraph 1 of the contract describes the proposed transaction as follows: "[E]ach share of (i) Class A Stock will become one share of Common Stock...and (ii) Class B Stock will be reclassified into 1.95 shares of Common Stock." Similarly, the text of the Proxy Statement states in Paragraph 1 that, "In the recapitalization, each share of Class A Nonvoting Common Stock will be amended to become one share of Common Stock and each share of Class B Voting Common Stock will be reclassified into 3.58 shares of Common Stock, or, at the election of the holder of Class B Voting Common Stock, 1.84 shares of Common Stock and an amount in cash equal to $27.10." (Ex. 1 at A-1.)

         10. Likewise, the text of the contract itself makes clear that among other things, the contract would give rise to a recapitalization. Indeed, Kaman itself has referred to the contract as the "Recapitalization Agreement " (Ex. 1 at Annex A.) Similarly, the Proxy Statement repeatedly refers to the proposed transaction as a "recapitalization." Thus, there can be no doubt that the transaction qualifies as a business combination under Section 33-840(4)(E).

         11. Because the transaction constitutes a "business combination" under two of the five alternative subparts in Section 33-840, it is subject to the supermajority requirement set forth in Section 33-841 and it can only occur if two thirds of the holders of the Class B Stock not owned by the interested shareholders vote to approve it.

         12. Notwithstanding its admission that it is subject to the statute, Kaman has made clear that it does not intend to conduct the voting in accordance with the statutory supermajority requirement. Kaman apparently maintains - - incorrectly as discussed below - - that it can avoid the supermajority requirement by giving the interested shareholders more cash and less stock in hopes of keeping below five percent the proportionate increase in their holdings.

         13. Kaman is wrong for at least two independent reasons in maintaining that the proposed transaction need not obtain supermajority approval:

                  a. First, changing the percentages of stock and cash consideration has no effect whatsoever on the applicability of the
         Section 33-840(4)(A) since that provision makes any "share exchange" with an "interested shareholder" subject to the supermajority requirement regardless of the extent to which the proposed transaction allows the interested stockholder to increase their proportionate ownership.

                  b. Moreover, although Kaman has apparently structured the transaction and wants to exchange more shares with the interested shareholders for a combination of cash and stock in an attempt to avoid the applicability of Section 33-840(4)(E), the carve-out in that provision for transactions that increase an interested shareholders' proportionate share by less than five percent applies to a different part of that subsection and thus is of no relevance. The carve-out only applies to a "merger, consolidation or share exchange of the corporation with any of its subsidiaries. . ." This transaction is none of those things (since the share exchange does not involve any subsidiary of Kaman). The carve-out is not applicable to the language at the beginning of Section 33-940(4)(E) which does describe this transaction: a "reclassification of securities. . .or recapitalization of the corporation. . ."

         14. Plaintiff Mason Capital Ltd. ("Mason") holds 4.76 percent of the Kaman Class B Stock. Mason is not a party to the proposed transaction with Kaman and thus is not an interested shareholder as that term is used in the Connecticut Business Combinations Act.

         15. Kaman's scheme to proceed without complying with the supermajority requirement would render meaningless the votes cast by Mason and the other Class B stockholders who are not "interested shareholders." The shareholders who are parties to the agreement have already agreed in the Recapitalization Agreement to vote the 82.6 percent of the Class B Stock that they control in favor of the transaction. Unless this Court requires Kaman to comply with the statute, even if every single disinterested Class B stockholder votes against the transaction, those negative votes would have no effect; the interested stockholders will simply outvote the disinterested stockholders. The only way that Mason and the other Class B Stockholders who are not interested shareholders can have any meaningful say in this process is if Kaman is enjoined from conducting the vote and closing the transaction until Kaman has complied with the supermajority requirement of the Connecticut Business Combinations Act. Accordingly, Mason asks this Court for injunctive and declaratory relief including an injunction barring any vote and in any event, the consummation of the pending transaction until all requirements of the Connecticut Business Combinations Act are satisfied.

                             JURISDICTION AND VENUE

         16. This Court has diversity jurisdiction pursuant to 28 U.S.C. ss. 1332 (a)(2) in that plaintiff is a citizen or subject of a foreign state and defendants are citizens of different States and the amount in controversy is in excess of $75,000.

         17. This Court has personal jurisdiction over Kaman Corporation, because it is a Connecticut corporation and is headquartered in Bloomfield, Connecticut. The Court has personal jurisdiction over Charles H. Kaman and Roberta C. Kaman because they are residents of Connecticut. The Court has personal jurisdiction over the remaining defendants because they transact business in Connecticut. All of the defendants agreed in paragraph 37 of the Recapitalization Agreement that "all actions and proceedings regarding the rights and obligations under this Agreement [shall] be heard and determined in any Connecticut state or federal court sitting in the City of Hartford." (Ex. 1 at A-21.)

         18. Venue is proper in this District pursuant to 28 U.S.C. ss. 1391(a) in that Kaman's principal place of business is Bloomfield, Connecticut, and a substantial part of the events giving rise to the claims herein occurred within this District. In addition, venue is proper pursuant to paragraph 37 of the Recapitalization Agreement. (Id.)

                                  THE PARTIES

         19. Plaintiff Mason owns 31,795 shares of Class B Stock. Mason is a Cayman Island corporation with a principal place of business in New York, New York.

         20. Defendant Kaman Corporation ("Kaman") is a Connecticut corporation with its principal place of business in Bloomfield, Connecticut. Kaman, among other things, provides high technology products and services to commercial and government markets. It divides its business into three segments: aerospace, industrial distribution, and music distribution.

         21. All of the other defendants are named solely by virtue of the fact that they are parties to the Recapitalization Agreement. For ease of reference, they are referred to collectively as the "Signatory Shareholders."

         22. Defendant Charles H. Kaman is a natural person residing at 43 Prattling Pond Road, in Farmington, Connecticut. Charles H. Kaman is the beneficial owner of 354,976 shares of Class B Stock, which amounts to 53.15 percent of the voting power of the outstanding shares of Kaman.

         23. Defendant C. William Kaman II is a natural person residing at 5347 Florence Point Drive, in Fernandina Beach, Florida. C. William Kaman II is the beneficial owner of 69,246 shares of Class B Stock, which amounts to 10.37 percent of the voting power of the outstanding shares of Kaman.

         24. Defendant Roberta C. Kaman is a natural person residing at 43 Prattling Pond Road, in Farmington, Connecticut. Roberta C. Kaman is the beneficial owner of 1,471 shares of Class B Stock, which amounts to 0.22 percent of the voting power of the outstanding shares of Kaman. Roberta C. Kaman is a relative of Charles H. Kaman and shares the same home as Charles H. Kaman.

         25. Defendant Steven W. Kaman is a natural person residing in Germany, and he may also have a residence at 10 Sonrisa Court, in Santa Fe, New Mexico. Steven W. Kaman is the beneficial owner of 10,183 shares of Class B Stock, which amounts to 1.52 percent of the voting power of the outstanding shares of Kaman.

         26. Defendant Cathleen H. Kaman is a natural person residing at 10 Sonrisa Court, in Santa Fe, New Mexico. Cathleen H. Kaman is the beneficial owner of 12,634 shares of Class B Stock, which amounts to 1.89 percent of the voting power of the outstanding shares of Kaman.

         27. Defendant Newgate Associates Limited Partnership ("Newgate") is a Connecticut limited partnership whose general partner is C. William Kaman II; who is a resident of Florida. The limited partners of Newgate are Roberta C. Kaman, who is a resident of Connecticut; C. William Kaman II, who is a resident of Florida; Cathleen H. Kaman, who is a resident of New Mexico; and Steven W. Kaman, who is a resident of Germany. Newgate is the beneficial owner of 103,201 shares of Class B Stock, which amounts to 15.45 percent of the voting power of the outstanding shares of Kaman.

         28. Defendant Oldgate Limited Partnership ("Oldgate") is a Connecticut limited partnership whose general partner is C. William Kaman II, who is a resident of Florida. The limited partners of Oldgate are Roberta C. Kaman, who is a resident of Connecticut; C. William Kaman II, who is a resident of Florida; Cathleen H. Kaman, who is a resident of New Mexico; and Steven Kaman, who is a resident of Germany. Oldgate is the beneficial owner of 148,850 shares of Class A Stock.

                               FACTUAL BACKGROUND

I.       Mason Capital Ltd. Acquires Kaman's Class B Stock

         29. Mason acquired 31,795 shares of Class B Stock in Kaman Corporation through two transactions. The first transaction, which occurred on May 20, 2005, was for 29,129 shares of Class B Stock at $25.10 per share. The second transaction, which occurred on June 20, 2005, resulted in the acquisition of 2,666 shares of Class B Stock at $31.47 per share.

         30. As a result of these transactions, Mason Capital Ltd. owns approximately five percent of the Class B Stock. Approximately eighty-one percent of the Class B Stock is owned by the Signatory Shareholders. The Class B Stock carries 100 percent of Kaman's voting rights, but represents only about three percent of the company's economic value.

II.      Kaman Announces The Recapitalization Agreement

         31. On June 7, 2005, Kaman announced that it had entered into the Recapitalization Agreement with the Signatory Shareholders.

         32. As originally structured, the proposed business combination in the Recapitalization Agreement would have allowed holders of the 668,000 shares of Class B Stock to exchange each share of their Class B Stock for 1.95 shares of New Common Stock, par value $1.00 or to elect to receive one share of New Common Stock and $14.76 in cash for each share of Class B Stock. It would also have required holders of shares of the Company's 22.1 million Class A Common Stock, par value $1.00 per share, to exchange each Class A Share for one share of New Common Stock. As a result, a single class of voting New Common Stock would replace the existing Class A Nonvoting Stock and Class B Voting Stock.

         33. Kaman has announced its intention of adopting the transaction without a supermajority vote. Under the Recapitalization Agreement itself, the proposed transaction is only subject to receiving a majority vote by a quorum of holders of Class A Stock and Class B Stock, with each class voting separately.

III. Mason Structures A Qualifying Alternative Transaction In Accordance With The Proposed Recapitalization Agreement

         34. Section 14(c) of the Recapitalization Agreement expressly permitted third parties to offer a Qualifying Alternative Transaction ("QAT") for the Signatory Shareholders' Class B Stock if certain conditions were satisfied. For a third party offer to constitute a QAT, it had to (among other requirements) provide a minimum value in cash or marketable publicly traded securities of not less than $46.62 per Class B share and had to be offered to all holders of Class B Stock.

         35. On June 28, 2005, two Mason affiliates entered into a Securities Purchase Agreement with the Signatory Shareholders, to pay $55.00 per Class B share. This QAT was structured to satisfy all of the requirements of Section 4(c) of the Recapitalization Agreement.

         36. Rather than recognize that the Securities Purchase Agreement constituted a QAT, Kaman initiated an arbitration pursuant to paragraph 15 of the Recapitalization Agreement. Kaman asked the arbitrator to determine: (1) whether the transactions contemplated by the Securities Purchase Agreement met the definition of a QAT and (2) whether the Signatory Shareholders had met all the conditions necessary to terminate the Recapitalization Agreement to complete the transactions contemplated by the Securities Purchase Agreement.

         37. After conducting two telephonic conferences and a day-long hearing, on July 21, 2005, the arbitrator ruled that the transaction contemplated by the Securities Purchase Agreement meets the definition of a QAT, and further, that the Signatory Shareholders had met all the conditions necessary to terminate the Recapitalization Agreement with Kaman and to complete the transaction contemplated under the Securities Purchase Agreement (attached hereto as Exhibit 2).

IV.      Kaman Submits a Substitute Recapitalization Proposal

         38. Under the Recapitalization Agreement, the Signatory Shareholders had already agreed that if there was a determination in arbitration that a third party had proposed a QAT, Kaman would have a short period to top the QAT and if the pertinent conditions were met, the Signatory Stockholders were required to agree to this higher offer (called a "Substitute Recapitalization Proposal").

         39. Among other things, the Recapitalization Agreement required that any Substitute Recapitalization Proposal have a minimum value per Class B share of at least the value per share of the QAT transaction plus $0.65 (which, in this case would mean $55.65). Paragraph 16(d) of the Recapitalization Agreement provides that the deemed value of a New Common Stock shall be $15.54 (defined as the "Class A Share Deemed Value" in the Recapitalization Agreement, as this number is adjusted upwards if the QAT additionally offers to purchase Class A Stock). Thus, any Substitute Recapitalization Proposal had to have an exchange ratio of at least 3.58 shares of New Common Stock for each share of Class B Stock. Alternatively, holders of Class B Stock had to be given the right to elect to receive 1.84 shares of New Common Stock and $27.10 in cash for each share of Class B Stock. Pursuant to paragraph 16(a), the Signatory Shareholders are required to support any Substitute Recapitalization Proposal.

         40. On July 28, 2005, Kaman announced that it would take advantage of the provisions in the Recapitalization Agreement permitting it to propose a Substitute Recapitalization Proposal.

         41. On August 31, 2005, Kaman filed a Registration Statement on Form S-4 with the Securities and Exchange Commission. This Proxy Statement provides detailed information about the recapitalization to the shareholders and sets forth the manner in which the holders of Class B Stock may elect to receive consideration. It makes clear that Kaman will not conduct the voting on the proposed transaction to require approval by 66 2/3% of the disinterested Class B Stockholders.

IV. Kaman's Recapitalization Agreement Violates The Connecticut Business Combinations Act

         42. Under the Connecticut Business Combinations Act, Conn. Gen. Stat. 33-840, et seq., a business combination of the sort proposed by Kaman's Substitute Recapitalization Agreement must be approved by two-thirds of the disinterested holders of the voting stock, i.e., the Class B Stockholders who are not parties to the Recapitalization Agreement. Accordingly, the Substitute Recapitalization (like the original version of the transaction in the Recapitalization Agreement) violates the voting rights of the disinterested Class B Stockholders, such as the Plaintiff.

         43. The proposed transaction is clearly a "business combination" as defined in Section 33-840 (4) of the Connecticut Business Combinations Act. In order to be deemed a "business combination" under this section, a transaction must meet the qualifications of only one of the five subsections. Yet, the Substitute Recapitalization Agreement is clearly a "business combination" as defined under both Section 33-840 (4)(A) and Section 33-840 (4)(E).

         44. First, Section 33-840 (4)(A) applies to "any merger, consolidation or share exchange of the corporation or any subsidiary with . . . any interested shareholder."

         45. A "share exchange" is "an exchange offer or any other exchange of securities of a person for the voting stock of a corporation." Section 33-840
(12). The recapitalization is clearly an "exchange of securities" as the shares of Class A Stock and Class B Stock are being exchanged for shares in a new class of voting stock. Indeed, the Recapitalization Agreement explicitly refers to the proposed transaction as an exchange of shares. For example, in Paragraph 16(a), the contract states, ". . .the Company would have a right to leave this Agreement in place and retain the Shareholders' contractual support thereunder by publicly announcing its revision of the Proposed Recapitalization such that the number of shares of Class A Stock to be received upon exchange of each share of Class B Stock would be increased to the number of shares needed for the 'Class B Share Deemed Value' of the revised proposed recapitalization. . ." Furthermore, Kaman's July 28, 2005 press release, the company explicitly wrote, "Accordingly, the 'substitute recapitalization proposal' has an exchange ratio of 3.58 voting common shares for each share of Class 2 common stock and a part stock/part cash alternative under which holders would have the right to elect instead to receive for each of their shares of Class B common stock 1.84 voting common shares and $27.10 in cash." (Exhibit 3.)

         46. Similarly, the Proxy Statement repeatedly uses the phrase "shareholder exchange" to describe the proposed transaction. For instance, in describing the mechanics of the transaction, the Proxy Statement states, "Soon after the completion of the recapitalization, such shareholders will be sent a letter of transmittal with which they can submit to Mellon Investor Services, the company's transfer agent, the shareholders' share certificates in exchange for Common Stock certificates. Even if this exchange is not made by a shareholder, the shareholder will be entitled to receive the same dividends and voting rights as if the shareholder had exchanged their share certificates. . .." (Ex. 1 at iii.) Furthermore, when reviewing the history of the proposed transaction, the Proxy Statement describes the intermittent discussions regarding the "exchange ratio," over a period of several years, between members of Kaman's management and representatives of the Kaman family, (Ex. 1 at 18-27.) In this section, alone, the word "exchange" is used thirty five times in describing the background of the proposed recapitalization. Moreover, when discussing the federal income tax consequences of the recapitalization, the Proxy Statement explains how the transaction will constitute a tax-free recapitalization because it is, in fact, a share exchange: "holders of Class A Nonvoting Common Stock and holders of Class B Voting Common Stock who do not elect to receive cash in the transaction will not recognize a gain or loss upon receipt of Common Stock in exchange for shares of Class A Nonvoting Common Stock or Class B Voting Common Stock. . ." (Ex. 1 at 50.); "If a holder of Class B Voting Common Stock exchanges shares of Class B voting Common Stock for a combination of Common Stock and cash, the holder will generally recognize a gain (but not loss). . . For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange. . .." (Id.)

         47. There can also be no doubt that the second requirement of Section 53-840(4)(A) is met since the Signatory Shareholders are "interested shareholders" or "affiliates or associates of interested shareholders" as these terms are defined in the statute. An "interested shareholder" is defined as, "any person, other than the corporation or any of its subsidiaries, that is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares of voting stock of the corporation. . ." Here, three of the seven Signatory Shareholders - Charles H. Kaman, Newgate Associates Limited Partnership, and C. William Kaman, II - each own more than 10 percent of Kaman's voting equity. Moreover, the other Signatory Shareholders all fall within the definition of "affiliates" or "associates" of Charles H. Kaman and Newgate. Thus, each of the Signatory Shareholders is an "interested shareholder" within the meaning of the statute. Further, under the statute, a "person" is defined to include two or more persons or entities "acting as a . . .. group for the purpose of acquiring, holding, voting or disposing of securities of an issuer." Here, the Signatory Shareholders are acting as a group for the purpose of voting and disposing of their Kaman securities, and they collectively own more than ten percent of Kaman's voting equity. Therefore, the Signatory Shareholders collectively constitute "interested shareholders" within the meaning of Conn. Gen. Stat. ss. 33-840(9).

         48. The proposed recapitalization is also a "business combination" for a second independent reason as it also satisfies the definition ascribed to that term in Section 33-840(4)(E). That section includes in the definition of "business combination" "any reclassification of securities, including any reverse stock split, or recapitalization of the corporation. . .," by its terms, the Recapitalization Agreement meets that definition. Indeed, Paragraph 1 of the contract acknowledges that the contract calls for Class B Stock to be "reclassified" into 1.95 shares of the New Common Stock. Moreover, the contract itself is entitled "Recapitalization Agreement Dated June 7, 2005." Similarly, the text of the Proxy Statement repeatedly refers to the transaction as a "recapitalization" in which shares are "reclassified." For instance, Paragraph 1 states: "In the recapitalization, each share of Class A Nonvoting Common Stock will be amended to become one share of Common Stock and each share of Class B Voting Common Stock will be reclassified into 3.58 shares of Common Stock, or, at the election of the holder of Class B Voting Common Stock, 1.84 shares of Common Stock and an amount in cash equal to $27.10." (Ex. 1.) Thus, there can be no doubt that the transaction qualifies as a business combination under Section 33-840(4)(E).

         49. In the Recapitalization Agreement, Kaman retained a right to make a slight alteration to the balance between stock and cash consideration if Kaman thinks that by doing so it could "avoid application of the higher vote requirement of Section 33-841 of the Connecticut Business Combinations Act. . .." Similarly, when the Substitute Recapitalization Agreement was announced, Russell Jones, Kaman's treasurer and chief investment officer stated, "The company is confident that the securities lawyers who have been working on this have considered the various possible interpretations of this complex law to ensure that we have avoided the higher voting requirements of the Connecticut statute." The Proxy Statement makes clear that, while there is some dispute between Kaman and the interested shareholders over the mechanics of the calculation at issue, Kaman has requested that the interested shareholders take cash in lieu of New Common Stock for some of the shares of Class B Stock and that Kaman thinks by doing so, it can avoid the statutory supermajority requirement (Ex. 1 at 60.) Kaman's proxy falsely advises Kaman stockholders that all that is required to approve the transaction with respect to Class B Stock is that a "a majority of the votes entitled to be cast must be voted in order to constitute a quorum and the number of votes cast . . . in favor of the recapitalization proposal must exceed the votes last opposing." (Ex. 1 at iii.)

         50. Kaman's attempt to avoid the statutory supermajority requirement is unavailing. First, while 33-840(4)(E) does exclude certain transactions from qualifying as "business combinations" if they give rise to an increase of less than five percent in the holdings of interested shareholders, that exclusion only applies if the transaction at issue is a "merger, consolidation or share exchange of the corporation with any of its subsidiaries." Section 33-840(4)(E). This transaction does not involve a merger, consolidation or share exchange with a subsidiary. Thus, the five percent test has no relevance whatsoever. Furthermore, even if the five percent test did apply to all of the types of transactions discussed in 33-840(4)(E) (and not just some of them), a determination that the transaction was not a "business combination" under
Section 33-840(4)(E) would have nothing to do with its constituting a "business combination" under 33-840(4)(A). Section 33-840(4)(A) defines any "share exchange" with an "interested shareholder" as a "business combination." It has no exclusion at all which turns on the amount by which a transaction increases the holdings of interested shareholders. The fact that a transaction might cause an increase of less than five percent in the proportionate holdings of interested shareholders is irrelevant under Section 33-840(4)(A). Thus, even if the proposed transaction did not qualify as a business combination under
Section 33-840(4)(E), it still would qualify as a business combination under
Section 33-840(4)(A).

         51. While the statute provides certain exceptions under Section 33-842 to the supermajority voting requirement under Section 33-841, the defendants have never suggested that any of those exceptions are applicable here, and, in fact, none of those exceptions are relevant to this case.

         52. Given that the proposed Recapitalization Agreement is a business combination, it is subject to a supermajority vote of disinterested shareholders before it can be approved. Section 33-841 states, "In addition to any vote otherwise required by law or the certificate of incorporation of a corporation, a business combination shall first be approved by the board of directors and then be approved by the affirmative vote of at least: (1) The holders of fifty per cent of the voting power of the outstanding shares of the voting stock of the corporation; and (2) the holders of two-thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by the interested shareholder who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder." Therefore, under the Connecticut Business Combinations Act, a business combination of the sort proposed by Kaman must be approved by two-thirds of the disinterested holders of the voting stock, i.e., the Plaintiff and other Class B Stockholders who are not parties to the Recapitalization Agreement.

         53. The proposed Recapitalization Agreement clearly violates this provision by subjecting the proposed transaction to a simple majority vote instead of the supermajority vote that is required under Connecticut law.

         54. The Connecticut Business Combinations Act exists precisely to protect minority shareholders like Mason when corporations engage in these types of business combinations. The purpose of the statute is to protect the voting rights of minority shareholders when a corporation enters into a business combination with controlling shareholders.

         55. Ironically, although Kaman's purported justification for entering into the business combination is to expand the voting rights of its shareholders, Kaman has chosen to proceed with the transaction in a manner that deprives Mason and other minority shareholders of the voting rights secured by Connecticut Business Combinations Act. Moreover, Kaman has structured the process in a manner that will make it far more difficult for Kaman's shareholders to effect business combinations in the future unless the Kaman board agrees with them. Pursuant to the Recapitalization Agreement, the Signatory Shareholders obligated themselves to vote for certain amendments to Kaman's certificate of incorporation and bylaws that are to take effect if the proposed transaction is consummated. These amendments include, but are not limited to, the division of Kaman's board of directors into three classes serving staggered terms, limitations on the ability of shareholders to call special meetings of shareholders, and limitations on the ability of shareholders to remove directors. Because the Signatory Shareholders are obligated to vote for these amendments and constitute 82.6 percent of Kaman's voting stock, these amendments will necessarily be approved if the business combination is consummated. And as Kaman admits in its Proxy Statement, these amendments "may prevent a change of control of the company that a majority of the shareholders may consider favorable." (Ex. 1 at 2.)

    COUNT ONE (INJUNCTIVE RELIEF FOR VIOLATION OF C.G.S. ss. 33-840 et seq.)

         56. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1-55 above as if fully set forth herein.

         57. The Signatory Shareholders collectively are the beneficial owners of ten percent or more of the voting power of the Class B Stock, the only issued and outstanding class of voting stock of Kaman, and therefore constitute "interested shareholders" within the meaning of Conn. Gen. Stat. ss. 33-840(9). In addition, each of the Signatory Shareholders are individually "interested shareholders" or "affiliates or associates of interested shareholders."

         58. The Substitute Recapitalization Proposal contemplates an exchange of each of the shares of Class B Stock held by each of the Signatory Shareholders and every other holder of Class B Stock for shares of New Common Stock. The proposed transaction also constitutes a recapitalization or reclassification of securities.

         59. The transaction contemplated by the Substitute Recapitalization Proposal is a business combination within the meaning of Conn. Gen. Stat. ss. 33-840(4)(A) and 33-840(4)(E).

         60. Under Conn. Gen. Stat. ss. 33-841, any business combination must be approved by "(1) The holders of fifty per cent of the voting power of the outstanding shares of voting stock of the corporation; and (2) the holders of two-thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by the interested shareholder who is . .. . a party to the business combination."

         61. Therefore, the proposed transaction must be approved by (1) fifty per cent by vote of the Class B Stock, and (2) two-thirds of the Class B Stock not held by any person party to the Recapitalization Agreement.

         62. The Proxy Statement makes clear that Kaman intends to conduct the voting on the proposed transaction so that the transaction need only obtain a majority vote by a quorum of holders of Class A Stock and Class B Stock, with each class voting separately.

         63. In fact, the proposed transaction, as contemplated by the Substitute Recapitalization Proposal, is subject to the statutory supermajority requirement of Conn. Gen. Stat. ss. 33-841 and cannot be adopted without approval of "the holders of two thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stocks" of the interested shareholders.

         64. Absent preliminary relief, Plaintiff will be irreparably harmed. The transaction contemplated by the Substitute Recapitalization Proposal will dramatically change the economic value and voting power of shares of Class B Stock, including those held by the Plaintiff. Moreover, by failing to get the necessary approvals required by Conn. Gen. Stat. ss. 33-841, the proposed transaction, if it goes forward, will deprive Plaintiff of its voting rights in violation of Connecticut law.

         65. The proposed simple majority vote and the ensuing transaction, if it goes forward, cannot be effectively corrected or rescinded, and other shareholders will make buying and selling decisions based on Kaman's altered ownership structure.

         66. Unless enjoined from doing so, the Signatory Shareholders, who currently possess over eighty per cent of Kaman's voting power, will proceed to vote in favor of the proposed transaction, as they are contractually obligated to do pursuant to the Substitute Recapitalization Proposal.

         67. The foregoing acts have occurred or are likely to occur immediately, and there is no other adequate remedy at law.

         68. The probability exists that Plaintiff will succeed on the merits of its action after a full hearing on the merits, and no harm or injury will result to Defendants by issuance of the injunctive relief requested.

                        COUNT TWO (DECLARATORY JUDGMENT)

         69. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1-68 above as if fully set forth herein.

         70. In the alternative to injunctive relief, Plaintiff seeks a declaratory judgment that the proposed transaction is subject to the supermajority voting requirement set forth in Conn. Gen. Stat. ss. 33-841.

         71. As set forth above, Plaintiff and Kaman have an actual dispute and controversy regarding the form of shareholder vote that is necessary to approve the proposed transaction. Kaman has indicated that it intends to subject the proposed transaction to only a simple majority vote by holders of Class A Stock and Class B Stock, with each such class voting separately. Kaman's scheme to proceed without complying with the supermajority requirement would render meaningless the votes cast by Mason and the other Class B stockholders who are not interested shareholders and would clearly violate Conn. Gen. Stat. ss. 33-841.

         72. The parties have a real and adverse interest in the controversy, and it is ripe for judicial determination.

                               PRAYER FOR RELIEF

         WHEREFORE, Mason Capital Ltd. prays for judgment against Defendants as follows:

                  a. That the Court find that the transaction contemplated by the Substitute Recapitalization Proposal is a Business Combination within the meaning of Conn. Gen. Stat. ss. 33-840(4), which requires the approvals specified in Conn. Gen. Stat. ss. 33-841; and

                  b. That the Court enjoin consummation of the simple majority vote and the proposed business combination unless and until the business combination is authorized by a two thirds vote of the holders of Class B Stock who are not parties to the Substitute
         Recapitalization Proposal; and

                  c. That the Court issue a declaratory judgment the proposed transaction is subject to the supermajority voting requirement set forth in Conn. Gen. Stat. ss. 33-841; and

                  d. That the Court grant such other, further, and different relief as the Court deems just and proper, costs and attorneys' fees.

                                     Respectfully submitted,


                                     By:   /s/ Charles T. Lee
                                           ---------------------------------
                                           Charles T. Lee (ct 00297)
                                           Douglas C. Conroy (ct 11555)
                                           Firouzeh Nur-Vaccaro (ct 23980)
                                           PAUL, HASTINGS, JANOFSKY &
                                           WALKER LLP
                                           1055 Washington Boulevard
                                           Stamford, CT 06901
                                           Telephone: (203) 961-7413
                                           Facsimile: (203) 359-3031
                                           Email: charleslee@paulhastings.com

                                           Counsel for Plaintiff
                                           Mason Capital, Ltd.

Of Counsel:
Yosef J. Riemer (pro hac vice
application to be filed)
Sarah Reynolds (pro hac vice
application to be filed)
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
Telephone:  (212) 446-4800
Facsimile:  (212) 446-4900